EXHIBIT 10.3

CONSULTANT AGREEMENT

This Agreement is made as of this March 15, 2021 (“Effective Date”) by and between ChromaDex, Inc., with a notice address of 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024, (“ChromaDex”), and Mark Friedman, an individual, with a notice address of 5432 Hermitage Ave. #302, Valley Village, CA 90607 (“Consultant”). ChromaDex and Consultant are sometimes collectively referred to hereunder as “the Parties.”

WITNESSETH:

WHEREAS:  ChromaDex desires to have Consultant perform services, fully described in the Scope of Work attached hereto as Exhibit A (“Services”), and Consultant desires to perform such services.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

1. Period of Performance. This Agreement shall commence on the Effective Date, and shall continue for ninety (90) days, unless terminated earlier in accordance herewith (the “Initial Term”). The Parties may renew this Agreement for subsequent, one-month terms upon their written agreement (the “Renewal Term”).

2. Consideration and Payment. Consultant shall perform not less than forty (40) hours of work per month during the Term. In consideration for the Services, ChromaDex shall pay Consultant twelve-thousand dollars and 00/100 (12,000.00) (USD) per month during the Term. In the event Consultant exceeds forty (40) hours of work per month, ChromaDex shall pay Consultant three-hundred fifty dollars and 00/100 ($350.00) (USD) per hour for each additional hour of work performed. Payment shall be made monthly, within ten (10) days of receipt of invoice. The invoice should include the dates covered by the invoice and, if any additional hourly billing shall include a summary of the work performed. In addition, all stock option grants made to Consultant during his capacity as an employee shall continue to vest in accordance with the terms of such grants so long as Consultant provides Continuous Service (as those terms are defined by ChromaDex’s 2017 Equity Incentive Plan) to ChromaDex under the terms of this Agreement. At the time that Continuous Service ceases, so shall any and all vesting, and at which point the applicable post-service exercise period provided in each grant shall be effective. For the avoidance of doubt, Consultant’s performance of the Services under this Agreement shall constitute Continuous Service, as defined by ChromaDex’s 2017 Equity Incentive Plan.

3. Reimbursement of Expenses. Consultant shall be responsible for all routine expenses incurred by the Consultant, or his employees, under this Agreement, such as printer expenses, license fees, and insurance premiums, unless otherwise agreed to in writing. ChromaDex shall reimburse Consultant for reasonable communications and travel expenses incurred while performing Services under this Agreement in accordance with Company’s then current travel and expense policies. Consultant recognizes that the Services to be provided hereunder are discreet and finite in nature and are not intended to create and the parties do not contemplate a continuing relationship beyond completion of the specified Services.

4. Tool and Supplies. Unless otherwise agreed to in writing, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or other supplies necessary or appropriate for the performance of the Consultant’s Services hereunder. For avoidance of doubt, Consultant may continue to use the ChromaDex supplied laptop, tablet and cellular telephone during the Initial Term and any Renewal Term.

5. Technical Guidance. Generally, Consultant is expected to utilize his/her skills and expertise independently to complete the Services. To the extent technical guidance from ChromaDex may be necessary for the Consultant to complete the Services, the Consultant shall receive technical guidance only from Lisa Harrington or her designees, as authorized in writing. The ChromaDex representative responsible for approval of Consultant’s work shall be Lisa Harrington.

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6. Time of Performance. Consultant’s daily schedule and hours worked under this Agreement shall generally be subject to the Consultant’s discretion. The Parties acknowledge that, except as provided herein, this Agreement is not intended to restrict or limit the right of the Consultant to perform services/work for or on behalf of individuals or entities other than ChromaDex and that Consultant is free to do so. However, Consultant agrees to devote sufficient time as necessary to fulfill the purposes of this Agreement within the term of this Agreement.

7. Place of Work. Consultant shall render the Services primarily from Consultant’s place of business. ChromaDex shall not designate nor set aside any workspace at ChromaDex’s place of business for Consultant unless otherwise agreed to in writing. In the event Consultant performs any of the Services at ChromaDex’s place of business, Consultant agrees to comply with all applicable security and workplace regulations in effect at ChromaDex’s place of business for the duration of Consultant’s services/work there.

8. Independent Contractor. Consultant is, and throughout the term of this Agreement shall be, an independent contractor and not an employee or agent of ChromaDex. The Consultant shall not be entitled to nor receive any of the benefits normally provided to employees including, but not limited to, vacation, retirement benefits or benefits under any other ERISA qualified plan, health care benefits, sick time, unemployment or workers compensation benefits. By executing this Agreement, Consultant hereby waives his/her right to all such benefits including the right to file a claim for any employee benefits under the Employee Retirement Income Security Act, other applicable federal, state or local law, rules or regulations, or any ChromaDex policy, practice, procedure or program. Notwithstanding anything to the contrary contained herein, ChromaDex and Consultant agree that Consultant served as an employee of ChromaDex from January 22, 2018 to March 12, 2021 (the “Employment Period”), and that Consultant participated in ChromaDex’s medical, dental and vision benefits during the Employment Period. Provided that Consultant timely elects Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) continuation coverage for medical, dental and vision benefits, ChromaDex will cover the cost of the current benefit premium during the Initial Term and any Renewal Term. Except as set forth herein, ChromaDex shall neither have nor exercise control or direction whatsoever over the operations of Consultant or the manner and means by which Consultant performs the Services, and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by ChromaDex. Consultant represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business; maintains and operates a business that is separate and independent from ChromaDex’s business; holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services; has obtained and/or expects to obtain clients or customers other than ChromaDex for whom Consultant performs services; and will perform work for ChromaDex that Consultant understands is outside the usual course of Client’s business.

9. Taxes. As an independent contractor, Consultant shall be responsible to pay, according to all applicable state, federal and local laws, his or her own income taxes or other taxes levied on payments made to the Consultant pursuant to this Agreement. If the Consultant is not a corporation, he or she understands that he/she may be liable for self-employment taxes. ChromaDex shall neither pay nor withhold federal, state or local income tax or payroll tax of any kind on behalf of the Consultant.

10. Warranty; Care of ChromaDex’s Intellectual Property and Confidential Information. Consultant represents and warrants that the execution, delivery and performance of this Agreement will not violate and/or conflict with any other agreement that the Consultant is a party to and that the Services to be performed by Consultant hereunder will be performed competently and in accordance with the standard of care usually and reasonably expected in performance of the Services. Consultant covenants to protect all property of ChromaDex including ChromaDex’s Confidential Information and Trade Secrets (as defined below) and its customers, vendors, and other affiliates and partners to which such Consultant has access, as a result of Consultant’s consulting under this Agreement, with the same level of care he/she would provide to his/her own property and confidential information, and in no event less than an objectively reasonable standard of care. This Section applies during and after termination of this Agreement based on obligations further set forth herein.

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11. Termination. During the Initial Term, either party may terminate this Agreement, with or without cause, upon thirty (30) days’ written notice. During the Renewal Term, either party may terminate this Agreement, with or without cause, upon five (5) days’ written notice. Upon termination, ChromaDex shall be solely responsible for paying Consultant the pro rata amount of the Services rendered as of the termination date, including expenses.

12. Insurance and Taxes. ChromaDex and Consultant will be responsible for maintaining their own separate insurance policies including, without limitation, Comprehensive General and Automobile Liability, Workmen’s Compensation and other necessary insurance coverage. The Consultant, as an independent agent, agrees that he/she will not to be entitled to file any claim for Workmen’s Compensation or any other claim under ChromaDex’s insurance policies and will be responsible for his/her own Workmen’s Compensation Insurance Coverage. The Consultant will also be responsible for payment of any State, local, or federal taxes resulting from work under this Agreement.

PLEASE NOTE: CHROMADEX IS REQUIRED TO SUBMIT TO THE INTERNAL REVENUE SERVICE AN ANNUAL FORM 1099 STATEMENT OF INCOME FOR ALL PAYMENTS TO CONSULTANTS, AND AS SUCH CONSULTANT MUST PROVIDE A TAX IDENTIFICATION NUMBER TO CHROMADEX.

13. Non-Disclosure of Trade Secrets and Confidential Information. ChromaDex agrees to provide Consultant with assistance and access to Confidential Information and Trade Secrets necessary to perform Consultant’s Services for ChromaDex. Consultant agrees, except as specifically required in the performance of Consultant’s duties for ChromaDex, that Consultant will not, during the course of the Agreement, or at any time thereafter, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets or Confidential Information for competitive purposes. For purposes of this Agreement, “Confidential Information and Trade Secrets” shall include confidential proprietary information and trade secrets of ChromaDex and its clients including by way of example, but not limited to, technical, scientific, experimental results, statistical information related to ChromaDex’s products and research; customer lists, business plans, marketing plans, financial information; designs, drawings, drafts, computer models, manuscripts, specifications, software, and coding methods. “Confidential Information and Trade Secrets” shall not include any data or information that has been voluntarily disclosed to the public by ChromaDex (except where such public disclosure has been made by Consultant or others without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Consultant agrees to keep all Confidential Information and Trade Secrets in a secure place and agrees not to publish, communicate, use or disclose any such confidential information or trade secrets, directly or indirectly, for his or her own benefit or for the benefit of another, either during or after the term of this Agreement without the President of ChromaDex’s express written consent. Upon termination of this Agreement, the Consultant shall deliver all documents, records, data, information and all other materials, whether on paper or electronically recorded, produced or acquired during the performance of this Agreement, and all copies thereof, to ChromaDex. In addition, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. For the avoidance of doubt, any statements or communications between Consultant and ChromaDex during the Initial Term or any Renewal Term shall constitute attorney-client communication, and shall be subject to attorney-client privilege.

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14. Rights in Inventions.

a. Assignment of IP Rights to ChromaDex. In performing the Services, Consultant hereby assigns to ChromaDex all rights in all inventions, developments and discoveries, including derivatives and improvements thereto, whether or not patentable, and all patent rights related to the foregoing including rights to make priority claims in any country (“Inventions”), and all suggestions, proposals, written works of authorship, and computer programs, and all copyrights whether or not registered related to the foregoing (collectively with Inventions, the “Work Product”), which Consultant authors, invents, discovers, develops, conceives or makes, either solely or jointly with others, while consulting with ChromaDex, or which involve Information or equipment, supplies, facilities, direct or indirect funding, or materials owned or provided by or on behalf of ChromaDex. The rights granted to ChromaDex in the Work Product include the right to disclose or publish, or not to do so, and to pursue patents and assert other intellectual property rights related thereto. Consultant will execute all documents and take all other actions as may be necessary (at no out-of-pocket expense to Consultant) to assign all rights to or otherwise vest good title to ChromaDex in all Work Product, and Consultant will not use any Information for Consultant’s own benefit or for that of any other business entity or person except as permitted in writing by ChromaDex.

b. Work-Made-For-Hire. Additionally, any work of authorship prepared by Consultant in connection with efforts under this Agreement or related to or arising from Information that Consultant has access to in connection with this Agreement, will be considered a work made for hire pursuant to this Agreement and be the sole and exclusive property of ChromaDex, free and clear of any claims by Consultant.

c. Disclosure Obligation of Consultant. Consultant will disclose promptly in writing (which writing may take the form of a patent application or similar document prepared by ChromaDex’s counsel with Consultant’s cooperation and assistance) to ChromaDex all Inventions and other Work Product developed, made, or conceived either solely or in collaboration with others under, or arising from or related to, this Agreement. Consultant hereby assigns to ChromaDex its, his, or her entire right, title, and interest in and to any and all such Inventions and other Work Product. Consultant hereby agrees to execute all such documents, testify in all legal or quasi-legal proceedings requested, and otherwise take all such action as may be required to effectuate or evidence such assignment and/or to cooperate with ChromaDex in filing applications, and pursuing and enforcing patents and copyright registrations in any and all countries. As such, Consultant hereby irrevocably appoints ChromaDex, and its duly authorized officers and agents, as Consultant’s attorney to execute and deliver any documents needed and to do all other lawfully permitted acts to secure such intellectual property rights with the same legal force and effect as if executed by Consultant.

15. Reasonable Restrictions. Consultant acknowledges that the restrictions imposed by this Agreement are reasonable and necessary to protect ChromaDex’s Confidential Information and Trade Secrets and intellectual property assets. When for any reason this Agreement terminates, Consultant hereby represents to ChromaDex that Consultant has the ability to earn a livelihood without violating such restrictions.

16. Injunctive Relief; Other Remedies. Consultant recognizes that the remedy at law for any breach or violation, or threatened breach or violation, by Consultant of this Agreement will be inadequate and ChromaDex would suffer continuing and irreparable injury to its business as a direct result of such violations. If Consultant breaches, or threatens to breach, any material obligation contained herein, then ChromaDex at its sole discretion will be entitled to institute and prosecute proceedings in any court of competent jurisdiction or in a binding arbitration, either in law or in equity, to obtain the specific performance thereof by Consultant or to enjoin Consultant from violating the provisions hereof. If court proceedings or an arbitration are instituted by reason of a breach or violation hereof the prevailing party will receive, in addition to any damages awarded, its reasonable attorney’s fees, court costs and related expenses.

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17. Representation. Consultant represents that there is no conflict of interest between its performance of this Agreement and any other agreement Consultant has with others. In the event Consultant believes that there is presently any such conflict, or any such conflict arises during this Agreement or extensions thereof, it will advise ChromaDex immediately in writing.

18. Non-Disparagement. Upon the expiration or termination of this Agreement (whichever is later), Consultant agrees not to disparage ChromaDex’s senior management in any manner likely to be harmful to its or their business, business reputation, or personal reputation. Upon the expiration or termination of this Agreement (whichever is later), ChromaDex agrees that its senior management shall refrain from making any written or oral statements to any person or entity which may reasonably be expected to impugn or degrade the character, reputation, integrity, ethics or business practices of the Consultant. Each party may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain Consultant in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation.

19. Cooperation. Consultant agrees to cooperate fully with ChromaDex in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of Consultant’s service for ChromaDex (whether as an employee or consultant). Such cooperation includes, without limitation, making oneself available to ChromaDex upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. ChromaDex will reimburse Consultant for reasonable out-of-pocket expenses Consultant incurs in connection with any such cooperation (including a reasonable hourly fee to be negotiated) and will make reasonable efforts to accommodate Consultant’s scheduling needs.

20. Indemnification by ChromaDex. ChromaDex agrees to indemnify, defend, and hold harmless Consultant from and against any third party claims which may arise under this Agreement, or in connection with Consultant’s performance of his Services. For the avoidance of doubt, ChromaDex shall indemnify, defend, and hold harmless Consultant from and against any and all third party claims concerning or relating to shareholder actions, derivative actions, actions related to ChromaDex’s required filings under the Securities Exchange Act of 1934, or such other third party claims arising in connection with Consultant’s Services under this Agreement.

21. Non-Assignment. Neither party may assign this Agreement, or any rights and duties hereunder, without written consent of the other; provided that ChromaDex may assign or otherwise transfer this Agreement to its affiliates and otherwise incident to the transfer, sale, acquisition, or merger of substantially all the assets of ChromaDex, or by operation of law.

22. Integration. This Agreement sets forth the entire and only agreement and understanding between ChromaDex and the Consultant relative to the subject matter hereof. Any representation, promise, or condition, whether oral or written, that is not incorporated herein shall not be binding upon either party. Thus, this Agreement supersedes any prior agreements between the parties regarding the subject matter hereof, oral or written. No waiver, modification, or amendment of the terms of this Agreement shall be effective unless made in writing and signed by an authorized representative of the party sought to be bound hereby.

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23. Severability. The sections of this Agreement will be enforceable to the fullest extent permissible under applicable law, but the unenforceability (or modification to conform to such law) of any provision(s) hereof will not render unenforceable or impair the remainder thereof. If any provision(s) hereof are deemed invalid, illegal, or unenforceable, the offending provision(s) should be deleted or modified, as minimally as possible and as necessary, to retain as much of the provision and this Agreement valid and enforceable as possible.

24. Ethics. Consultant shall be responsible for knowing and shall comply, in all material respects, with all applicable laws, rules, and regulations governing the ethics and operations of organizations affected by Consultant's activities.

a. Anti-Corruption Compliance

i. Consultant and its affiliates, subsidiaries, directors, officers, employees, agents, consultants, and all other persons acting on its behalf shall at all times comply with (1) ChromaDex’s Corporate Code of Business conduct and Ethics, (2) the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations thereunder, and (3) any other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”).

ii. In connection with any aspect of this Agreement or any other transaction involving ChromaDex, neither Consultant nor any of its affiliates, subsidiaries, directors, officers, employees, agents, consultants, or other persons acting on its behalf shall take any action, directly or indirectly, that may result in a violation of the Anti-Corruption Laws by Consultant or ChromaDex, including, without limitation, by making, offering, authorizing, or promising any payment, contribution, gift, business courtesy, bribe, rebate, kickback, or any other thing of value, regardless of form or amount, to any (a) foreign or domestic government official or employee, (b) employee of a foreign or domestic government owned or government-controlled entity, (c) foreign or domestic political party, political official, or candidate for political office, or (d) any officer or employee of a public international organization, to obtain a competitive advantage for any party or to receive favorable treatment in obtaining or retaining business. Should Consultant learn or have reason to know that conduct has or may have occurred in violation of this provision, it will immediately notify ChromaDex.

iii. At ChromaDex’s request, Consultant and any of its affiliates, subsidiaries, directors, officers, or employees that perform tasks pursuant to this Agreement will certify in writing that they have not engaged in conduct in violation of parts i or ii of this Section.

iv. No rights or obligations of, or services to be rendered by, Consultant under this Agreement shall be assigned, transferred, or subcontracted to any third party without the prior written consent of ChromaDex. In no event shall ChromaDex be obligated under this Agreement to take any action or omit to take any action that it believes, in good faith, would cause it to violate the Anti-Corruption Laws.

v. ChromaDex or a third party of its choosing shall have the right to access, review, and audit the books, records, and accounts of Consultant and any of its affiliates and subsidiaries, to the extent that they are relevant to this Agreement or any other transaction involving ChromaDex. Such access, audit, and review shall be reasonable as to scope, place, date, and time.

vi. If Consultant breaches any of the parts of this Agreement, ChromaDex may terminate this Agreement without penalty upon service of written notice upon Consultant.

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25. Authority. Consultant acknowledges that he/she is neither an Officer nor a Director of ChromaDex and does not have the authority to bind ChromaDex or its affiliates to any contract, lease, or agreement in any form. Consultant also agrees that he will inform any entity or individual who wishes to enter into any contract or other binding agreement with ChromaDex that he does not have the authority to execute documents or bind ChromaDex or its affiliates without specific written authorization.

26. Independent Counsel and Joint Drafting. Each party acknowledges and agrees that it: (a) is aware that this Agreement affects its legal rights; (b) has had the opportunity to seek advice regarding this Agreement from independent counsel of its own choosing; and (c) understands and voluntarily enters this Agreement of its own free will and choice. Thus, this Agreement should be construed to have been drafted jointly and will not be strictly construed against either party.

27. Action on Termination. Upon termination of this Agreement for any reason, with or without cause: (a) at the request of ChromaDex, Consultant must deliver immediately to ChromaDex all work product, images, writings, lists, samples, experimental results, data, quotations, books, records, files, computer software, drawings, other tangible manifestations of ChromaDex’s Information, keys, access codes, and other property of ChromaDex and its vendors, customers, and affiliates that Consultant had access to as a result of consulting under this Agreement, that are in Consultant’s possession, custody or control; and (b) at the request of ChromaDex, Consultant will execute such documents and take such other actions as necessary in order to reaffirm the covenants and obligations set forth in this Agreement; provided, however that failure to request such reaffirmation will not waive any requirements of this Agreement. Consultant understands that failure to perform these obligations may result in ChromaDex, at its sole discretion, withholding payment of any remaining compensation or taking any other legal action necessary to protect its rights.

28. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if given by electronic mail to legal@chromadex.com for ChromaDex, and to mfriedman0817@gmail.com for Consultant, or delivered or mailed, postage prepaid, by certified or registered mail or by use of an independent third party commercial delivery service for same day or next day delivery and providing a signed receipt to the address set forth above or to such other address as either party shall have previously specified in writing to the other. Notice by electronic mail shall be deemed effective upon receipt, notice by mail shall be deemed effective on the second business day after its deposit with the United States Postal Service, notice by same day courier service shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.

29. No Agency Created. No agency, employment, partnership or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of ChromaDex or to otherwise bind ChromaDex to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

30. Counterparts. This Agreement may be executed in counterparts, each of shall constitute an original, whether actual original or a copy, and all of which shall constitute one and the same instrument.

31. Dispute Resolution. The laws of the State of California (without giving effect to conflict of law principles) shall govern all matters arising out of or relating to this Agreement, including interpretation and performance, together with the provisions of the Federal Arbitration Act. Each party submits to the exclusive jurisdiction of, and consents to personal jurisdiction of and venue in, the state or federal courts of Los Angeles County, California (“Forum Courts”) for the proceedings arising out of or relating to this Agreement. ChromaDex and Consultant both consent that any dispute or any claim relating in any way to this Agreement will be resolved by binding arbitration as described in this paragraph, rather than in court, except that any party may bring suit in Forum Courts, submitting to the jurisdiction of the Forum Courts and waiving their respective rights to any other jurisdiction, for any preliminary injunction or temporary restraining order, or to enjoin infringement or other misuse of intellectual property rights. Before Consultant may begin an arbitration proceeding, Consultant must send a letter requesting arbitration and describing Consultant’s claim to ChromaDex at its address, 10900 Wilshire Blvd., Suite 600, Los Angeles, CA 90024. The arbitration will be conducted by the American Arbitration Association (AAA) under its commercial rules at AAA’s offices in Los Angeles County, California. Payment of all filing, administration and arbitrator fees will be governed by the AAA's rules. The expedited procedures of the AAA’s rules will apply only in cases seeking exclusively monetary relief under $50,000, and in such cases the hearing will be scheduled to take place within 90 days of the arbitrator’s appointment. Any dispute regarding whether a claim is subject to arbitration shall be resolved by the arbitrator. Should the arbitrator determine that claims filed are frivolous, the prevailing party shall be entitled to reasonable attorneys’ fees and costs. ChromaDex and Consultant each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated or representative action. If for any reason a claim proceeds in court rather than in arbitration ChromaDex and Consultant each waive any right to a jury trial.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date indicated below their respective signatures.

CHROMADEX, INC.		CONSULTANT

BY:	/s/ David Kroes	BY:	/s/ Mark Friedman
NAME:	David Kroes	NAME:	Mark Friedman
TITLE:	SVP, People Matter(s)
DATE:	3/10/2021	DATE:	3/10/2021

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EXHIBIT A

Scope of Work

1.

Consultant shall provide an advisory role for ChromaDex which shall include, without limitation, review and support of ChromaDex’s required filings under the Securities Exchange Act of 1934, management and coordination of ongoing litigation involving ChromaDex, maintaining and developing ChromaDex’s commercial relationships, and performing additional work at the reasonable request of ChromaDex.

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